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                                                                     EXHIBIT 3.6

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                               ------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "NOBLE DRILLING CORPORATION", FILED IN THIS OFFICE ON THE FIFTH DAY OF SEPTEMBER, A.D. 1997, AT 10 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.






                            [SEAL]  /s/ EDWARD J. FREEL
                                    -----------------------------------------
                                    Edward J. Freel, Secretary of State

                                    AUTHENTICATION:   8637469

                                              DATE:   09-05-97
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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF DESIGNATIONS

                                       OF

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                           NOBLE DRILLING CORPORATION

                             ----------------------

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                             ----------------------


         NOBLE DRILLING CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That, pursuant to the authority conferred on the Board of Directors of the Corporation by the Restated Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation") and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Certificate of Designations ("Certificate of Designations") establishing and creating a series of Preferred Stock, par value $1.00 per share, of the Corporation designated as Series A Junior Participating Preferred Stock became effective on June 29, 1995.

         SECOND: That, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, at a meeting of the Board of Directors of the Corporation, a resolution was duly adopted authorizing and directing an amendment of the Certificate of Designations to increase the number of shares of Series A Junior Participating Preferred Stock of the Corporation. The resolution setting forth the amendment is as follows:

                 RESOLVED, that the Certificate of Designations of Series A Junior Participating Preferred Stock of the Corporation be amended by changing Section 1 thereof so that, as amended, said Section shall be and read as follows:
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                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

         "Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock"). The number of shares constituting the Series A Preferred Stock shall be 1,500,000; provided, however, that if more than a total of 1,500,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "Right") issued pursuant to the Rights Agreement dated as of June 28, 1995 between the Corporation and Liberty Bank and Trust Company of Oklahoma City, N.A., as Rights Agent (as the same may be amended from time to time in accordance with its terms, the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 103 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole share) issuable upon exercise of such Rights."

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Designations to be duly executed in its corporate name on this 3rd day of September, 1997.


                                        NOBLE DRILLING CORPORATION


                                        By   /s/ JAMES C. DAY
                                             ----------------------------------
                                             James C. Day
                                             Chairman, President and
                                               Chief Executive Officer


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